Exhibit 10.7

MENDENHALL B

LOAN AGREEMENT

By and Among

MGIM, LLC,

as Borrower

MILLENNIUM GAMING, INC.,

as Guarantor

OCM INVESTCO, LLC,

as Lender

and

CANNERY CASINO RESORTS, LLC

Dated as of January 5, 2006

THIS LOAN AGREEMENT (this “Agreement”), dated as of January 5, 2006, is entered into by and among MGIM, LLC, a Nevada limited liability company (“MGIM” or the “Borrower”), Millennium Gaming, Inc., a Nevada corporation (“Millennium” or the “Guarantor”), OCM InvestCo, LLC, a Nevada limited liability company (“InvestCo” or the “Lender”), and Cannery Casino Resorts, LLC, a Nevada limited liability company (“CCR”).

W I T N E S S E T H

WHEREAS, pursuant to the CUP Agreement and subject to the terms and conditions set forth therein and herein, Lender has agreed to loan to MGIM, on the 1B Closing Date, the principal amount of Five Million One Hundred Twenty-Five Thousand Dollars ($5,125,000) (the “Loan”), evidenced by a promissory note in the form attached hereto as Exhibit A (the “Note”), that will be used by MGIM at the 1B Closing solely to fund the purchase by MGIM of all of Mendenhall’s membership units in the Company (such purchase, the “Mendenhall Purchase” and such units, the “Mendenhall Units”).

WHEREAS, pursuant to the CUP Agreement and subject to the terms and conditions set forth therein, herein and in the Note, immediately after the making of the Millennium Distribution and the Millennium Contribution, to the extent they are made at the Second Closing, or at anytime thereafter prior to the Eighteen Month Anniversary, the Loan, including the principal and any and all interest accrued thereon, shall become immediately due and payable, and as payment in full for the principal and interest of the Loan MGIM shall pay to Lender cash in the amount of the Distribution Base (the “Mendenhall II Payment”), and the Note shall be canceled and this Agreement shall terminate.

WHEREAS, pursuant to the CUP Agreement and subject to the terms and conditions set forth therein, herein and in the Security Documents, to the extent the Millennium Distribution and the Millennium Contribution are not made as of the Second Closing, and as an inducement to and in consideration of making the Loan by Lender and the benefits flowing therefrom, CCR shall provide to Lender a guarantee of the payment in full of all remaining obligations of the Borrower under this Agreement and the Note pursuant to a guarantee agreement in a form reasonably satisfactory to Lender (the “CCR Guarantee Agreement”), which guarantee shall be secured by a pledge of Nine Thousand (9,000) Preferred Units to be issued by CCR in an aggregate value not to exceed Nine Million Dollars ($9,000,000) (the “Mendenhall Margin Limit”) pursuant to a pledge agreement in a form reasonably satisfactory to Lender (the “CCR Pledge Agreement” and together with the CCR Guarantee Agreement, the “CCR Security Documents”).

WHEREAS, pursuant to the CUP Agreement and subject to the terms and conditions set forth therein, herein and in the Note, if the Mendenhall II Payment is not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, Lender may designate AcquisitionCo as a third party beneficiary under the Note or may contribute the Note downstream to AcquisitionCo and assign to AcquisitionCo all of its right, title and interest in, to and under the Note, and AcquisitionCo shall become a party to this Agreement and the CCR Security Documents, with all rights of Lender thereunder (including the right to declare an Event of Default and foreclose on the Collateral granted by this Agreement or the CCR Security Documents).

WHEREAS, pursuant to the CUP Agreement and subject to the terms and conditions set forth therein, herein and in the Note, if the Millennium Distribution and the Millennium Contribution are not made prior to the Eighteen Month Anniversary, then on the Eighteen Month Anniversary, the Loan, including the principal and any and all interest accrued thereon, shall become immediately due and payable, and if not paid, InvestCo or AcquisitionCo, as the case may be, shall have the right to call the guarantee granted by CCR under the CCR Guarantee Agreement and to foreclose on the Collateral granted by the CCR Pledge Agreement, and pursuant to such foreclosure, CCR shall issue such number of Preferred Units to AcquisitionCo equal to the Mendenhall Margin Number subject to the Mendenhall Margin Limit.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1.          Defined Terms

(a)           Capitalized terms used herein and not otherwise defined have the meanings set forth in the CUP Agreement, which meanings shall continue to apply herein without regard to whether the CUP Agreement has been Terminated.

(b)           As used in this Agreement, the following terms shall have the following meanings:

“AcquisitionCo”:  OCM AcqusitionCo, LLC, a Nevada limited liability company.

“Agreement”:  as defined in the preamble hereto.

“Borrower”:  as defined in the preamble hereto.

“Capital Stock”:  shares of capital stock, partnership interests in a partnership or limited partnership, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity ownership interest.

“CCR”:  as defined in the preamble hereto.

“CCR Guarantee Agreement”:  as defined in the third recital hereto.

“CCR Pledge Agreement”:  as defined in the third recital hereto.

“CCR Security Documents”:  as defined in the third recital hereto.

“Collateral”:  from the date hereof to the Second Closing Date, the rights in and to the collateral of the Borrower and the Guarantor as evidenced by the Pledge Agreements and as described in Section 5, and to the extent the Millennium Distribution and the Millennium Contribution are not made as of the Second Closing, from and after the Second Closing Date, the rights in and to the collateral of CCR as evidenced by the CCR Security Documents and as described in Section 5.

“CUP Agreement”:  that certain First Amendment to and Restatement of Contribution and Unit Purchase Agreement, dated as of September 23, 2005, by and among Paulos, Wortman, MGIM, Millennium, CCR, NP Land, WCW, InvestCo, AcquisitionCo and LandCo.

“Default”:  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition, has been satisfied.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Event of Default”:  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time or both, or any other condition, has been satisfied.

“Guarantee Agreement”:  as defined in Section 5.2.

“Guarantor”:  as defined in the preamble hereto.

“Indemnified Liabilities”:  as defined in Section 8.6.

“Indemnified Person”:  as defined in Section 8.6.

“InvestCo”:  as defined in the preamble hereto.

“Knowledge”:  as defined in the CUP Agreement; provided, however, that the Knowledge of the Borrower shall be limited to the Knowledge of Wortman and Paulos.

“LandCo”:  OCM LandCo, LLC, a Delaware limited liability company.

“Lender”:  as defined in the preamble hereto.

“Loan”:  as defined in the first recital hereto.

“Loan Documents”:  this Agreement, the Note, the Pledge Agreements, the Guarantee Agreement, the CCR Security Documents (if any) and any certificate or other document made or delivered pursuant hereto or thereto.

“Material Adverse Effect”:  any event, circumstance, occurrence, state of facts, condition, change or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to (a) the validity or enforceability of this Agreement or any of the other Loan Documents or (b) the business, results of operations, condition (financial or otherwise) or prospects of any of the Borrower, the Guarantor, CCR or any Subsidiary of CCR. Notwithstanding the immediately preceding sentence, the following are not and shall not contribute to or result in a Material Adverse Effect: (i) any condition or event which adversely affects the gaming industry generally or the gaming industry in Nevada, in either case which does not adversely affect any of the Borrower, the Guarantor, CCR or any Subsidiary of CCR disproportionately relative to other entities operating in such industry; (ii) any changes in general economic conditions in the United States; (iii) any outbreak of hostilities or escalation thereof involving the United States or the declaration by the United States of war; and (iv) the performance or consummation of any of the transactions contemplated by this Agreement or the other Loan Documents.

“Maturity Date”:  as defined in Section 2.4.

“Mendenhall”:  Mendenhall, LLC, a Nevada limited liability company.

“Mendenhall II Payment”:  as defined in the second recital hereto.

“Mendenhall Margin Limit”:  as defined in the third recital hereto.

“Mendenhall Margin Number”:  the number equal to all outstanding principal and accrued but unpaid interest on the Loan and any other obligations outstanding under this Agreement divided by One Thousand Dollars ($1,000).

“Mendenhall Purchase”:  as defined in the first recital hereto.

“Mendenhall Units”:  as defined in the first recital hereto.

“MGIM”:  as defined in the preamble hereto.

“MGIM Pledge Agreement”:  as defined in Section 5.1.

“Millennium”:  as defined in the preamble hereto.

“Millennium Pledge Agreement”:  as defined in Section 5.2.

“Nevada Gaming Authorities”:  the NGC and the NGCB.

“NGC”:  the Nevada Gaming Commission.

“NGCB”:  the Nevada State Gaming Control Board.

“Note”:  as defined in the first recital hereto.

“NP Land”:  NP Land, LLC, a Nevada limited liability company.

“Paulos”:  William J. Paulos, an individual.

“PBGC”:  the Pension Benefit Guaranty Corporation.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, the Guarantor, CCR, any Subsidiary of CCR or any ERISA Affiliate of any of them is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements”:  the MGIM Pledge Agreement and the Millennium Pledge Agreement, individually or collectively, as the case may be.

“Responsible Officer”:  with respect to the Borrower, the Guarantor, CCR or any Subsidiary of CCR, Paulos or Wortman (or any manager or member exercising similar authority), or any employee designated by any of the foregoing.

“Syndicated Loan Agreement”:  that certain Credit Agreement, dated as of the date hereof, among CCR, The Cannery Hotel and Casino, LLC, and Rampart Resort Management, LLC (as Borrowers), Bank of America, N.A. (as Administrative Agent, Swing Line Lender, and L/C Issuer), CIT Lending Services Corporation (as Syndication Agent), General Electric Capital Corporation (as Documentation Agent), and the Other Lenders party thereto.

“Taxes”:  as defined in Section 2.8(b).

“Terminated,” “Termination” (or words of similar effect):  valid termination of the CUP Agreement in accordance with Section 8.1 thereof.

“Transferee”:  as defined in Section 8.9.

“Voidable Transfer”:  as defined in Section 8.10.

“Voluntary Termination” as defined in Section 2.3(a).

“WCW”:  WCW Landco, LLC, a Nevada limited liability company.

“Wortman”:  William C. Wortman,  an individual.

1.2.          Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have their defined meanings when used in the other Loan Documents.

(b)           As used herein and in any other Loan Document, accounting terms not defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this

Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(d)           The meanings given to terms defined in this Agreement or any other Loan Document shall be equally applicable to both the singular and plural forms of such terms.

(e)           Whenever the context may require, any pronoun used in this Agreement or any other Loan Document shall include the corresponding masculine, feminine and neuter forms.

(f)            All references in this Agreement or any other Loan Document to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement or such other Loan Document unless the context shall otherwise require. All Exhibits and Schedules attached to this Agreement or any other Loan Document shall be deemed incorporated herein or therein as if set forth in full herein or therein.

(g)           The words “include,” “includes” and “including” when used in this Agreement or any other Loan Document shall be deemed to be followed by the phrase “without limitation.”

(h)           The word “or” as used in this Agreement or any other Loan Document is used in the inclusive sense of “and/or.”

(i)            References to a “party” in this Agreement or any other Loan Document are also to its successors and permitted assigns.

(j)            Unless otherwise expressly provided in this Agreement or any other Loan Document, any agreement, instrument or statute defined or referred to herein or therein or in any agreement, instrument or statute defined or referred to herein or therein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

SECTION 2. AMOUNT AND TERMS OF THE LOAN

2.1.          Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to the Borrower on the 1B Closing Date, subject to the satisfaction or wavier, at or prior to the 1B Closing Date, of the conditions set forth in Sections 5.1(b) and 5.2(b) of the CUP Agreement.

2.2.          Repayment of Loan; Evidence of Debt.

(a)           The Borrower unconditionally promises to pay to Lender, or any successor or permitted assignee or third party beneficiary thereof, on the applicable Maturity Date (or such earlier date on which the Loan becomes due and payable pursuant to Section 7), the then unpaid principal amount of the Loan due and payable on such Maturity Date (or such earlier date on which the Loan becomes due and payable pursuant to Section 7). The Borrower further agrees to pay interest on the unpaid principal amount of the Loan as set forth in Section 2.3.

(b)           The Borrower’s unconditional promise to pay the Loan and any interest thereon shall be evidenced by the Note, which shall be executed and delivered by the Borrower on the 1B Closing Date in connection with the making of the Loan by the Lender.

2.3.          Interest. Interest shall accrue on the unpaid principal amount of the Loan, as evidenced by the Note, as follows:

(a)           Interest Rate. Interest on the Loan shall accrue at a rate per annum equal to twelve percent (12%); provided, however, that if the CUP Agreement is Terminated (i) by the Oaktree Parties pursuant to Section 8.1(g) of the CUP Agreement solely because the Oaktree Licenses will not or cannot be obtained (other than as a result of the failure by any Selling Party to perform in any material respect any of its obligations under the CUP Agreement that causes, or results in, such Oaktree Licenses not being obtained), (ii) by the Selling Parties pursuant to Section 8.1(c) or 8.1(f) of the CUP Agreement solely because of the failure by any Oaktree Party to perform in any material respect any of its obligations under the CUP Agreement or (iii) by either the Selling Parties or the Oaktree Parties pursuant to Section 8.1(d) of the CUP Agreement and the Oaktree Licenses have not been obtained (in each case of (i) through (iii), a “Voluntary Termination”), then no interest on the Loan shall accrue from the date of such Voluntary Termination of the CUP Agreement until the date that is six (6) months after the date of such Voluntary Termination of the CUP Agreement, at which time interest on the Loan shall accrue at a rate per annum equal to six percent (6%); and provided, further, that Termination of the CUP Agreement because of termination or expiration of the Mendenhall Purchase Agreement or failure of the Mendenhall Purchase to close shall in no circumstance be considered a Voluntary Termination.

(b)           Interest Payment Dates. Interest on the Loan accrued in accordance with Section 2.3(a) shall be payable as follows:

(i)            If the Second Closing occurs, then all interest accrued on the Loan in accordance with Section 2.3(a) from the 1B Closing Date to the Second Closing Date shall be immediately due and payable in arrears on the Second Closing Date, and if the Millennium Contribution and the Millennium Distribution are not made on the Second Closing Date, then all interest accrued in accordance with Section 2.3(a) on the Loan from the Second Closing Date to the applicable Maturity Date of the Loan as set forth in Section 2.4 shall be immediately due and payable in arrears on such applicable Maturity Date.

(ii)           If the CUP Agreement is Terminated for any reason (including as a result of a Voluntary Termination), then all interest accrued on the Loan in accordance with Section 2.3(a) from the 1B Closing Date to the applicable Maturity Date of the Loan as set forth in Section 2.4 shall be immediately due and payable in arrears on such applicable Maturity Date.

(c)           Compounding. Any interest not paid when due pursuant to Section 2.3(b) shall be compounded with and added to the principal of the Loan to which such interest relates and shall thereafter constitute a part of the Loan hereunder and shall accrue interest at the rate then applicable to the Loan.

(d)           Default Interest. Upon an Event of Default, the interest rate applicable to the Loan as set forth in Section 2.3(a) shall increase by 300 basis points per annum above the rate otherwise applicable to the Loan on the ninetieth (90th) day following the date of such Event of Default and on each ninetieth (90th) day thereafter until the Loan is paid in full; provided, however, that the interest rate shall not exceed the maximum rate permitted by applicable Law.

(e)           Computation. Interest shall be calculated on the basis of the actual number of days elapsed over a 365- (or 366-, as the case may be) day year.

2.4.          Maturity Dates. The then unpaid principal amount of the Loan shall be immediately due and payable on the following dates (each, a “Maturity Date”) which, if not falling on a Business Day, shall be extended to the immediately following Business Day (with interest accruing thereon pursuant to Section 2.3):

(a)           If the Second Closing occurs, the then unpaid principal amount of the Loan shall be immediately due and payable on earlier to occur of the following

(i)            the date that the Millennium Distribution and the Millennium Contribution are made, to the extent they are made on the Second Closing Date or at anytime thereafter prior to the Eighteen Month Anniversary; and

(ii)           the Eighteen Month Anniversary if the Millennium Distribution and the Millennium Contribution are not made prior to the Eighteen Month Anniversary, at which time InvestCo or AcquisitionCo, as the case may be, shall have the right to call the guarantee granted by CCR under the CCR Guarantee Agreement and to foreclose on the Collateral granted under the CCR Pledge Agreement, and pursuant to such foreclosure, CCR shall issue such number of Preferred Units to AcquisitionCo equal to the Mendenhall Margin Number subject to the Mendenhall Margin Limit.

(b)           If the CUP Agreement is Terminated pursuant to Section 8.1(c), 8.1(d), 8.1(e), 8.1(f), or 8.1(g) of the CUP Agreement as a result of the failure by any Selling Party to perform in any material respect any of its obligations under the CUP Agreement, the then unpaid principal amount of the Loan shall be immediately due and payable on the date that is six (6) months following the date of such Termination.

(c)           If the CUP Agreement is Terminated pursuant to Section 8.1(c), 8.1(d), 8.1(e), 8.1(f), or 8.1(g) of the CUP Agreement as a result of a Voluntary Termination, the then unpaid principal amount of the Loan shall be immediately due and payable on the date that is eighteen (18) months following the date of such Voluntary Termination.

(d)           If the CUP Agreement is Terminated pursuant to Section 8.1(a) or 8.1(h) of the CUP Agreement or the CUP Agreement is Terminated pursuant to Section 8.1(c), 8.1(d), 8.1(e) or 8.1(f) of the CUP Agreement for any reason other than a reason set forth in

Section 2.4(b) or (c) hereof, the then unpaid principal amount of the Loan shall be immediately due and payable on the date that is twelve (12) months following the date of such Termination.

2.5.          Prepayments. The Loan, along with all accrued but unpaid interest thereon, (a) may not be prepaid prior to the earlier of the Second Closing or Termination of the CUP Agreement; provided, however, that the Loan may be prepaid in whole or in part at the option of the Borrower at any time prior to the Second Closing so long as (i) all interest on all of the other loans made by InvestCo or AcquisitionCo at the 1A or 1B Closings pursuant to the CUP Agreement (other than the Mendenhall A Loan and the Wortman Loan) is paid prior to the prepayment of principal on the Loan and (ii) if, after prepayment of the principal on the Loan any loans made by InvestCo or AcquisitionCo at the 1A or 1B Closings pursuant to the CUP Agreement (other than the Mendenhall A Loan and the Wortman Loan) remain outstanding, such prepayment of the principal on the Loan will not result in a situation in which the interest owing on such loans as of the Second Closing cannot be paid at the Second Closing, and (b) may be prepaid in whole or in part at the option of the Borrower at any time after any of the events set forth in clause (a) upon at least five (5) Business Days’ prior written notice to the Lender. Any such prepayment (i) shall be in an amount of One Million Dollars ($1,000,000) or any Five Hundred Thousand Dollar ($500,000) increment thereof and shall be applied first to accrued but unpaid interest and then to outstanding principal.

2.6.          Method of Payment. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made without offset or counterclaim except as permitted by Section 9.5 of the CUP Agreement and shall be made prior to 11:00 A.M., Nevada time, on the due date thereof to the Lender, at the Lender’s office set forth on the signature page hereto, in Dollars and in immediately available funds. Any payment made after such time shall be deemed to be made as of the opening of business on the immediately following Business Day.

2.7.          Use of Proceeds. The proceeds of the Loan shall be used by the Borrower exclusively to effect the Mendenhall Purchase and for no other purpose whatsoever.

2.8.          Expenses and Withholding Taxes.

(a)           The Borrower agrees to pay the Lender any and all expenses or other amounts otherwise agreed to be paid by the Borrower in any provision of this Agreement or in any other Loan Document.

(b)           All payments made by the Borrower under this Agreement or the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority with respect to this Agreement or any other Loan Document, and all interest, penalties or similar liabilities with respect thereto (all such taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings being referred to collectively as “Taxes”), unless the Borrower is compelled by Law to make such deduction or withholding. If any such Taxes are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all such Taxes) principal, interest or any such other amounts payable hereunder in the amounts or at the rates the Lender would have received had no such obligation been imposed on the Borrower. In addition, the Borrower shall pay any Taxes to the relevant Governmental Authority in accordance with applicable Law, and as promptly as possible thereafter, the Borrower shall send to the Lender proof of payment thereof. If the Borrower fails to pay any such Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender such proof, the Borrower shall indemnify the Lender for any incremental Taxes that may become payable by the Lender as a result of any failure to pay any such amounts.

SECTION 3. CONDITIONS PRECEDENT

The effectiveness of this Agreement and the Lender’s obligation to make the Loan are subject to the satisfaction or wavier, at or prior to the 1B Closing Date, of the conditions set forth in Sections 5.1(b) and 5.2(b) of the CUP Agreement (which itself shall be in full force and effect, enforceable against the parties thereto in accordance with the terms and conditions thereof).

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Loan hereunder, the Borrower hereby represents and warrants to the Lender as of the date hereof:

4.1.          No Liabilities. The Borrower was formed on April 26, 2005, for the sole purpose of effecting the Mendenhall Purchase, the Mendenhall Exchange and the Mendenhall II Payment and has no Liabilities as of the date hereof except for those Liabilities contemplated by this Agreement, the other Loan Documents or the CUP Agreement.

4.2.          Purpose of Loans. The proceeds of the Loan are to be used by the Borrower exclusively to effect the Mendenhall Purchase and for no other purpose whatsoever.

SECTION 5. SECURITY INTERESTS AND COLLATERAL

5.1.          Borrower Collateral. As security for the timely payment of all principal and accrued interest under this Agreement and the Note, the Borrower agrees to grant to the Lender, for the benefit of the Lender, a continuing security interest in all of MGIM’s right, title and interest in and to the Mendenhall Units and any and all hereafter acquired membership units of CCR held by MGIM, including in each case any and all distributions thereon and the right to any and all proceeds from the sale or transfer thereof, and in connection therewith, shall enter into a pledge and security agreement in the form attached hereto as Exhibit B (the “MGIM Pledge Agreement”) simultaneously herewith for the benefit of the Lender.

5.2.          Millennium Collateral. Millennium, the owner of 98% of the total number of issued and outstanding membership units of the Borrower, agrees to guarantee the timely payment by the Borrower of all principal and accrued interest under this Agreement and the Note and, in connection therewith, shall enter into a guarantee agreement in the form attached hereto as Exhibit C1 (the “Guarantee Agreement”) simultaneously herewith for the benefit of the

Lender, and as security for such guarantee, agrees to grant to the Lender, for the benefit of the Lender, a continuing security interest in all of Millennium’s assets, tangible or intangible, whether now owned or hereafter acquired, including all right, title and interest in and to all of the membership units in CCR held by Millennium (including any and all distributions thereon), and any and all additions, attachments, accessories and accessions to any such assets, any and all substitutions, replacements or exchanges therefor and any and all proceeds from the sale or transfer thereof and any and all other proceeds (including insurance proceeds) thereon, and, in connection therewith, shall enter into a pledge and security agreement in the form attached hereto as Exhibit C2 (the “Millennium Pledge Agreement”) simultaneously herewith for the benefit of the Lender; provided, however, that the Millennium Pledge Agreement shall provide that if the Second Closing occurs, the security granted pursuant to the MGIM Pledge Agreement shall be released as of the Second Closing and replaced at the Second Closing by the guarantee and pledge by CCR set forth in the CCR Security Documents.

5.3           CCR Collateral. The parties hereto expect that the Loan and all accrued interest thereon under this Agreement and the Note will  be paid in full at the Second Closing pursuant to the execution of the Syndicated Loan Agreement on the date hereof and the refinancing of CCR pursuant thereto. At the Second Closing, to the extent that (i) the Loan and all interest thereon under this Agreement and the Note is not repaid pursuant to the Syndicated Loan Agreement and the refinancing of CCR, or (ii) Millennium Distribution and the Millennium Contribution are not made as of the Second Closing, then CCR (which is as of the date hereof, and will be immediately prior to the Second Closing, 100% owned by the Borrower and Millennium) shall guarantee the timely payment by the Borrower of all principal and accrued interest under this Agreement and the Note and, in connection therewith, agrees to enter into the CCR Security Documents for the benefit of the Lender and issue to the Lender such number of Preferred Units equal to the Mendenhall Margin Number subject to the Mendenhall Margin Limit in the event that all amounts outstanding under the Loan are not be paid in full as of the Eighteen Month Anniversary. If the Syndicated Loan Agreement is not executed as of the date hereof and does not provide a facility on terms acceptable to CCR by which the Loan and all accrued interest thereon under this Agreement and the Note may be repaid in full at the Second Closing, then the parties shall agree upon forms of the CCR Security Documents promptly after the date hereof. Notwithstanding anything in this Section 5.3 or any other provision of this Agreement, the execution of the Syndicated Loan Agreement is not a condition to the Loan.

SECTION 6. COVENANTS

The Borrower and the Guarantor hereby agree that, so long as the the Loan (including the payment of any and all accrued interest thereon) and all other obligations shall remain unpaid in whole or in part:

6.1.          Financial Statements; Certificates. The Borrower and the Guarantor shall furnish to the Lender, at the Borrower’s or the Guarantor’s sole expense:

(a)           so long as the Credit Agreement remains in full force and effect, a copy of any document, certificate or notice provided to the lenders or administrative or other agent pursuant to Article 7 of the Credit Agreement, delivered promptly after delivery of such document, certificate or notice under the Credit Agreement;

(b)           without duplication, so long as the Note Purchase Agreement remains in full force and effect, a copy of any document, certificate or notice provided to the lenders or administrative or other agent pursuant to the Note Purchase Agreement, delivered to the Lender promptly after delivery of such document, certificate or notice under the Note Purchase Agreement;

(c)           without duplication, so long as the Syndicated Loan Agreement remains in full force and effect, a copy of any document, certificate or notice provided to the lenders or administrative or other agent pursuant to the Syndicated Loan Agreement, delivered to the Lender promptly after delivery of such document, certificate or notice under the Syndicated Loan Agreement;

(d)           without duplication, as soon as practicable, but in any event not later than one-hundred and twenty (120) days (or, after the Second Closing has occurred, fifty (50) days) after the end of (i) each fiscal year of each of the Borrower and the Guarantor, a copy of the unaudited consolidated balance sheet of each of the Borrower and the Guarantor as at the end of such year, certified by a Responsible Officer as being fairly stated in all material respects, and (ii) each fiscal year of CCR and its consolidated Subsidiaries, a copy of the audited consolidated balance sheet of CCR and its consolidated Subsidiaries as at the end of such year, and the related audited consolidated statements of operations and cash flows for such year, and the report thereon of Piercy, Bowler, Taylor & Kern, independent certified public accountants;

(e)           without duplication, as soon as practicable, but in any event not later than thirty (30) (or, after the Second Closing has occurred, twenty-five (25) days) after the end of each of the first three (3) quarterly periods of (i) each fiscal year of each of the Borrower and the Guarantor, a copy of the unaudited consolidated balance sheet of each of the Borrower and the Guarantor as at the end of such quarter, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments), and (ii) each fiscal year of CCR and its consolidated Subsidiaries, a copy of the unaudited consolidated balance sheet of CCR and its consolidated Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of operations and of cash flows for such quarter, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(f)            promptly, such additional financial and other information regarding the Borrower, the Guarantor, CCR or any Subsidiary of CCR as the Lender may from time to time reasonably request in writing; and

(g)           concurrently with the delivery of any quarterly or annual financial statements of the Borrower or the Guarantor pursuant to this Section 6.1, a certificate of a Responsible Officer (i) stating that the Borrower or the Guarantor during such period has observed or performed all of its covenants and other agreements in this Agreement and the other Loan Documents to be observed or performed by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

All such financial statements delivered pursuant to this Section 6.1 for CCR and its Subsidiaries shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). All such financial statements delivered pursuant to this Section 6.1 for each of the Borrower and the Guarantor shall be complete and correct in all material respects and shall be prepared on the cash basis of accounting in a manner consistent with the internal financial reporting of each of the Borrower and the Guarantor.

6.2.          Compliance; Maintenance of Existence. The Borrower and the Guarantor shall, and shall cause CCR and each Subsidiary of CCR to, (a) comply in all material respects with all Laws, (b) perform all obligations under all Contracts to which the Borrower or the Guarantor is a party in all material respects, except with respect to Article 6 of the Credit Agreement, which is addressed by Section 6.5(a) of this Agreement, and prior to the Second Closing or Termination of the CUP Agreement, except with respect to Article 5 of the Credit Agreement, which is addressed by Section 6.1(a)(i) of the CUP Agreement, and (c)(i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the ordinary course of its business, except as permitted by the CUP Agreement or Section 6.5.

6.3.          Inspection of Property; Books and Records; Discussions. The Borrower and the Guarantor shall, and shall cause CCR and each Subsidiary of CCR to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Laws shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Lender (not more frequently than twice per year if no Default or Event of Default exists) upon reasonable notice to the Borrower to visit and inspect its properties and request and obtain copies of its financial records and to discuss the business, operations, properties and financial and other condition of the Borrower, the Guarantor, CCR and each Subsidiary of CCR with officers of the Borrower, the Guarantor, CCR and any Subsidiary of CCR and with their independent certified public accountants.

6.4.          Notices. The Borrower shall promptly give notice to the Lender of:

(a)           the occurrence of any Default or Event of Default;

(b)           the occurrence of any event that could be a default under the Credit Agreement, the Note Purchase Agreement, or the Syndicated Loan Agreement, whether or not such event may give rise to a right to notice or otherwise, and whether or not any such right is waived by a party thereto;

(c)           any Action or, to the Knowledge of the Borrower, investigation (i) that may exist at any time between the Borrower, the Guarantor, CCR or any Subsidiary of CCR, on the one hand, and any Governmental Authority, on the other hand, that is reasonably expected to have a Material Adverse Effect or (ii) that relates to any Loan Document; and

(d)           any other development or event that could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the affected party proposes to take with respect thereto.

6.5.          Conduct of the Business. Except as contemplated by the CUP Agreement or, from and after the Second Closing Date or Termination of the CUP Agreement, as is reasonably necessary to effect a refinancing of the Borrower, the Guarantor and CCR, the proceeds of which will be used to repay the obligations of CCR pursuant to the loans made under the CUP Agreement, the Borrower and the Guarantor shall not, and shall not permit CCR or any Subsidiary of CCR to, unless otherwise consented to by the Lender:

(a)           take any action prohibited by Article 6 of the Credit Agreement, without regard to the expiration or termination of the Credit Agreement;

(b)           amend its Governing Documents;

(c)           issue, sell, pledge, encumber, transfer, dispose of or otherwise create any Lien on, or redeem, purchase or acquire, any shares of its Capital Stock or any other equity or debt interests, or grant any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other agreements or rights to purchase or otherwise acquire, any shares of its Capital Stock or any other equity or debt interests, or grant any stock appreciation, phantom stock, profit participation or similar rights;

(d)           effect any recapitalization, reclassification, stock split or like change in its capitalization;

(e)           declare or pay any dividends on or make any other distributions (whether in cash, property or otherwise) in respect of any of its Capital Stock or any other equity interest;

(f)            make any change in the principal nature of its business;

(g)           make any change in any method of accounting for financial reporting, except for any change in financial reporting after the 1B Closing Date required by reason of a concurrent change in or interpretation of GAAP;

(h)           enter into (i) any transaction with a Person or entity affiliated with or related to itself, except upon arms-length terms and conditions, or (ii) any transaction which is motivated by an intent to evade this Agreement or any other Loan Document; or

(i)            make any commitment (whether or not in writing) to any of the foregoing.

6.6.          Limitation on Fundamental Changes. The Borrower and the Guarantor shall not, and shall cause CCR and each Subsidiary of CCR not to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except as contemplated by the CUP Agreement.

6.7.          Payment of Taxes. The Borrower and the Guarantor shall, and shall cause CCR and each Subsidiary of CCR to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon any of them or their income or profits.

6.8.          Ownership. The direct and indirect ownership structure of the Capital Stock of the Borrower, the Guarantor, CCR and each Subsidiary of CCR shall at all times remain as of the 1B Closing Date except for such changes as are contemplated by the CUP Agreement or, after the Second Closing, as are permitted under the Company Amended Operating Agreement or the Omnibus Management Agreement.

6.9.          Proceeds. The Borrower shall use the proceeds from the Loan solely to effect the Mendenhall Purchase and for no other purpose whatsoever.

6.10.        Clauses Restricting Distributions from CCR. The Borrower and the Guarantor shall not, and shall not permit CCR to, enter into or suffer to exist or become effective any contractual restriction on the ability of CCR to pay dividends on, or make other distributions or payments with respect to, the Capital Stock of CCR, except for those (a) contained in the CUP Agreement, this Agreement and any other Loan Documents and (b) existing on this date as set forth in Schedule A attached hereto.

SECTION 7. DEFAULTS AND EVENTS OF DEFAULT

7.1.          Events of Default. If any of the following events shall occur and be continuing:

(a)           the Borrower shall fail to pay any principal of or interest on the Loan when due and payable in accordance with the terms hereof;

(b)           the Borrower shall fail to perform or observe (i) any term, covenant, or agreement contained in Sections 6.2, 6.5, 6.6, 6.8, 6.9 and 6.10; provided, however, that if Section 6.5(a) would be violated but for the waiver or consent by the “Administrative Agent” (as such term is defined in the Credit Agreement) of such action otherwise prohibited by Article 6 of the Credit Agreement, then such action shall constitute a default under this Section 7.1(c)(i) if such action was intentional, knowing or otherwise taken with reckless indifference, or (ii) any other term, covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in Sections 7.1(a) and 7.1(b)) and, in the case of any default under this clause (ii), such default shall continue unremedied for thirty (30) days after the Lender shall have given notice thereof to the Borrower;

(c)           prior to the Termination of the CUP Agreement for any reason or, if the Second Closing occurs, after the Second Closing, there shall have occurred (i) any “Event of Default” (as defined in the Credit Agreement) under Sections 9.1(h), 9.1(j) or 9.1(n) of the Credit Agreement or (ii) any other “Event of Default” as defined in the Credit Agreement pursuant to which the lenders thereunder shall have proceeded to enforce their remedies under Section 9.2(c) of the Credit Agreement;

(d)           after the Termination of the CUP Agreement for any reason, there shall have occurred any “Event of Default,” as such term is defined under either the Credit Agreement or the Note Purchase Agreement (which shall not include (i) any “event of default” that has been waived by any lender or administrative or other agent under the Note Purchase Agreement or the Credit Agreement to the extent such waiver is unconditional (or, if conditional, the conditions to such waiver have been fully satisfied prior to the date of Termination) or not temporally limited (or, if temporally limited, such wavier shall not expire until at least the applicable Maturity Date), (ii) any “event of default” that has been cured or (iii) any “event of default” that has occurred prior to the date of Termination of the CUP Agreement and is continuing through such date of Termination);

(e)           the Borrower, the Guarantor, CCR or any Subsidiary of CCR shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal bankruptcy Laws (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower, the Guarantor, CCR or any Subsidiary of CCR, as the case may be, in an involuntary case under such federal Laws, or (vii) take any corporate action for the purpose of affecting any of the foregoing;

(f)            an Action shall be commenced (including commencement of such Action by way of service of process on the Borrower, the Guarantor, CCR or any Subsidiary of CCR), in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower, the Guarantor, CCR or any Subsidiary of CCR, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, the Guarantor, CCR or any Subsidiary of CCR or of all or any substantial part of the assets of the Borrower, the Guarantor, CCR or any Subsidiary of CCR or (iii) similar relief in respect of the Borrower, the Guarantor, CCR or any Subsidiary of CCR under any Law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or a warrant of attachment, execution or similar process shall be issued against a substantial part of the property of the Borrower, the Guarantor, CCR or any Subsidiary of CCR and such Action shall continue undismissed or unstayed and in effect for a period of forty-five (45) days, or an Order approving or ordering any of the foregoing shall be entered in an involuntary case under such federal bankruptcy Laws;

(g)           a trustee shall be appointed to administer any Plan under Section 4042 of ERISA, or the PBGC shall institute proceedings to terminate, or to have a trustee appointed to administer any Plan and such proceedings shall continue undismissed or unstayed and in effect for a period of thirty (30) days, and any such event shall result in any liability which is material in relation to the consolidated financial condition of the Borrower, the Guarantor or CCR;

(h)           there shall have been entered by a court of competent jurisdiction within the United States one or more judgments or decrees for payment of money involving a liability against the Borrower, the Guarantor, CCR or any Subsidiary of CCR in excess of $1,000,000 that is not otherwise covered by insurance;

(i)            the obligation of the Guarantor under the Guarantee Agreement is limited or terminated by operation of Law (other than as a result of an action taken by the Nevada Gaming Authorities solely attributable to any action or inaction of the Lender, AcquisitionCo or any of their respective Affiliates) or the obligation of the Guarantor thereunder is limited or terminated by the Guarantor;

(j)            the Borrower, the Guarantor, CCR or any Subsidiary of CCR is enjoined, restrained or in any way prevented by Order from continuing to conduct all or any material part of its business;

(k)           this Agreement or any other Loan Document that purports to create a security interest in the Collateral shall, for any reason (other than as a result of an action taken by the Nevada Gaming Authorities solely attributable to any action or inaction of the Lender, AcquisitionCo or any of their respective Affiliates), fail or cease to create a valid and perfected first priority Lien on or security interest in the Collateral covered hereby or thereby (other than as disclosed on Schedule 1 to any Pledge Agreement);

(l)            any direct or indirect change in the ownership of Capital Stock of the Borrower, the Guarantor, CCR or any Subsidiary of CCR shall occur, other than changes of ownership as are permitted by the CUP Agreement or, after the Second Closing, as are permitted under the Company Amended Operating Agreement or the Omnibus Management Agreement;

(m)          any provision of any Loan Document shall at any time for any reason (other than as a result of an action taken by the Nevada Gaming Authorities solely attributable to any action or inaction of the Lender, AcquisitionCo or any of their respective Affiliates) be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, the Guarantor, CCR or any Subsidiary of CCR, or an Action shall be commenced by the Borrower, the Guarantor, CCR or any Subsidiary of CCR, or by any Governmental Authority (other than an Action by the Nevada Gaming Authorities brought as a result of an action taken by the Nevada Gaming Authorities solely attributable to any action or inaction of the Lender, AcquisitionCo or any of their respective Affiliates) having jurisdiction over the Borrower, the Guarantor, CCR or any Subsidiary of CCR seeking to establish the invalidity or unenforceability thereof, or the Borrower, the Guarantor, CCR or any Subsidiary of CCR shall deny that the Borrower, the Guarantor, CCR or any Subsidiary of CCR has any liability or obligation purported to be created under any Loan Document; or

(n)           an “Event of Default” (as such term is defined therein) shall be declared under the Mendenhall A Loan;

then, and in any such event, (i) if such event is an Event of Default specified in paragraph (e) or (f) of this Section 7, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (ii) if such event is any other Event of Default, the Lender may declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Subject to Section 7.2, the rights of the Lender under this Section 7.1 are in addition to other rights and remedies which the Lender may have, including the right to:

(A)          Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender, but without affecting any of the security interests in the Collateral.

(B)           Without notice to or demand upon the Borrower, make such payments and do such acts as the Lender considers necessary or reasonable to protect its security interests in the Collateral. Each of the Borrower and the Guarantor agrees to assemble the Collateral if the Lender so requires, and to make the Collateral available to the Lender at a place that the Lender may designate which is reasonably convenient to both parties. Each of the Borrower and the Guarantor authorizes the Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien that in the Lender’s determination appears to conflict with the security interest in and to the Collateral and to pay all expenses incurred in connection therewith and to charge the Borrower therefor. With respect to any of the Borrower’s or the Guarantor’s owned premises, each of the Borrower and the Guarantor hereby grants the Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender’s rights or remedies provided herein, at law, in equity or otherwise.

(C)           To the extent permitted by applicable Law, foreclose on the Collateral and ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Each of the Borrower and the Guarantor hereby grants to the Lender a license or other right to use, without charge, the labels, patents, copyrights, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and rights of the Borrower or the Guarantor under all licenses and all franchise agreements shall inure to the Lender’s benefit.

(D)          To the extent permitted by applicable Law, sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Borrower’s or the Guarantor’s premises) as the Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Each of the Borrower and the Guarantor covenants and agrees that it will, upon the Lender’s request, execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with Law. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower or the Guarantor, as applicable, which may be waived, and each of the Borrower and the Guarantor, to the extent permitted by Law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any Law now existing or hereafter adopted.

(E)           The Lender shall give notice of the disposition of the Collateral as follows:

(1)           The Lender shall give the Borrower and the Guarantor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale, the time on or after which the private sale or other disposition is to be made; and

(2)           The notice shall be personally delivered or mailed, postage prepaid, to the Borrower and the Guarantor, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.

The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(F)           The Lender may credit bid and purchase at any public sale and may purchase at any private sale, each as conducted in accordance with clause (E) above.

(G)           The Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by Law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing.

7.2.          Effect of Gaming Laws.

(a)           The remedies set forth in Section 7.1 shall be subject to applicable limitations set forth in the Pledge Agreements required for purposes of the Gaming Laws or with respect to the Nevada Gaming Authorities.

(b)           In connection with exercising its rights under Section 7.1, the Lender may, if it so elects in its sole discretion, require the Borrower and the Guarantor to, and to cause CCR and its Subsidiaries to, cooperate with the Lender and immediately to take all actions required by the Lender to assist with the preparation and filing by the Lender of all applications for licensure and approval with all applicable regulatory authorities as are necessary, if any,  for the Lender to acquire ownership and control of CCR and its Subsidiaries, or of any other Person owning or operating the Businesses, or of the Businesses and the hotels and casinos operated by Cannery, Rampart or, after the Second Closing, Nevada LLC. To enforce the provisions of this Section 7.2(b), to the extent they are applicable, the Lender is empowered to request the appointment of a receiver or supervisor from the Nevada Gaming Authorities or, if applicable, from any court of competent jurisdiction or to engage a licensed third party operator to operate the Businesses until such time as the Lender is prepared to sell and transfer the Collateral consisting of membership units or other interests in CCR or its Subsidiaries, or their properties and assets, to a third party purchaser licensed by the Nevada Gaming Authorities. Each of the Borrower and the Guarantor shall, and shall cause CCR and its Subsidiaries to, use reasonable best efforts to obtain the approval of the applicable Nevada Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including preparation, execution and filing with the applicable Nevada Gaming Authority of any applications relating to the change of control of the Businesses and the properties and assets of CCR and its Subsidiaries, to the extent approval is required by applicable Law.

SECTION 8. MISCELLANEOUS

8.1.          Cooperation with Gaming Laws. To the extent the Nevada Gaming Authorities have regulatory jurisdiction over the Borrower or the Guarantor, the Lender shall cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over Cannery, Rampart and Nevada LLC, including through the provision of such documents or other information as may be requested by the Nevada Gaming Authorities relating to the Lender or such companies. In connection therewith, to the extent the foregoing sentence is applicable, the Lender, its successors and its permitted assignees and designees acknowledge that each of them is subject to being called forward by the Nevada Gaming Authorities, in the discretion of the Nevada Gaming Authorities, for licensing or a finding of suitability in order to remain entitled to the benefits under this Agreement and the other Loan Documents.

8.2.          Termination. This Agreement shall terminate on the last Maturity Date to occur of the Loan. As set forth in Section 7.1(A), the Lender shall also have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default. No termination of this Agreement shall relieve or discharge the Borrower or the Guarantor of its duties, obligations or covenants hereunder, and except as expressly set forth in the applicable Pledge Agreements, the Lender’s security interest in the Collateral shall remain in effect until all Loans and other obligations under this Agreement (including Sections 2.8 and 8.6) or the Note have been paid in full. When all obligations under the Loan have been paid in full, the Note shall be canceled. When this Agreement has been terminated and all such obligations have been paid in full, or when the security interests in the Collateral are otherwise released pursuant to the applicable Pledge Agreements, the Lender shall, at the Borrower’s or the Guarantor’s sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, discharges of security interests and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the security interests in the Collateral.

8.3.          Amendments and Waivers. The provisions of this Agreement and the other Loan Documents may be amended, supplemented, modified or waived; provided, however, that any such amendment, supplement, modification or waiver be in writing and executed by each party hereto; and provided, further, that for the purposes of waiver by the Borrower and the Guarantor under this Section 8.3, as well as any other waiver, agreement or consent (including an agreement or consent as to satisfactoriness, reasonability or termination) granted to or required of the Borrower or the Guarantor under this Agreement, such waiver by or agreement or consent of the Borrower or the Guarantor shall be considered effective if given by Wortman and Paulos, acting on behalf of all of them.

8.4.          Notices. Any and all notices and demands by a party hereto to the other party hereto required or desired to be given hereunder shall be in writing and shall be validly given or made only if: (a) delivered by hand; (b) delivered by FedEx or other similar overnight delivery or courier service which keeps records of deliveries; or (c) served by telecopy or similar facsimile transmission, so long as such method is followed up by one of the methods set forth in (a) or (b). Delivery of notice by method (a) or (b) shall be effective upon receipt. Delivery of notice by telecopy or similar facsimile transmission shall be effective upon the printing by sender of a positive confirmation sheet, so long as such sheet reflects that the telecopy or facsimile was received during regular business hours. Telecopy or facsimile transmissions shown as having been received at any other time shall be deemed received on the next Business Day. Notice on behalf of a party hereto may be signed and sent by any attorney for such party. The address of each party hereto is set forth on the signature page hereof.

(a)           Address of the Borrower and the Guarantor. Any notice or demand to the Borrower or the Guarantor shall be addressed to the applicable party at:

Cannery Casino Resorts

211 North Rampart Boulevard

Las Vegas, Nevada  89145

Attn:  William Paulos

Attn:  William Wortman

Fax:  (702) 507-5992

with a copy to

Michael E. Kearney

Santoro, Driggs, Walch, Kearney, Johnson & Thompson

400 South Fourth Street, Suite 300

Las Vegas, Nevada  89101

Fax:  (702) 791-1912

(b)           Address of the Lender. Any notice or demand to the Lender shall be addressed to InvestCo at:

OCM InvestCo, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, California  90071

Attn:  Chris Brothers

Attn:  Skardon Baker

Fax:  (213) 830-6394

with a copy to

Munger, Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, California  90071

Attn:  Robert Knauss

Fax:  (213) 683-5137

(c)           Change of Address. Each of the parties hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

8.5.          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

8.6.          Survival of Representations and Warranties. All representations and warranties made hereunder or incorporated by reference herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until repaid in full.

8.7.          Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to, this Agreement and the other Loan Documents, including the reasonable fees and expenses of counsel in connection therewith, (b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, including the fees and disbursements of counsel to the Lender, (c) to pay, indemnify or reimburse the Lender for, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than any net income or franchise taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents, and (d) to pay, indemnify, and hold the Lender and its respective directors, officers, employees, affiliates and agents (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and the use of proceeds of the Loan (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person; and provided, further, that no matter may be indemnified pursuant to this Section 8.7 to the extent already fully indemnified pursuant to Article IX of the CUP Agreement. This Section 8.7 shall survive termination of this Agreement.

8.8.          Attorneys’ Fees For Disputes. In the event any Action is commenced by any party hereto against any other party hereto in connection herewith, including any bankruptcy proceeding, the prevailing party shall be entitled to recover, in addition to its costs of enforcement, its costs and expenses, including reasonable attorneys’ fees.

8.9.          Transfer; Successors and Assigns. The Borrower and the Guarantor may not assign or transfer any of its rights or obligations under this Agreement at any time without the prior written consent of the Lender. The Lender may freely assign the Note or this Agreement to any Person (including AcquisitionCo), including assigning rights to payment or to declare an Event of Default and pursue remedies hereunder, and to designate any Person (including AcquisitionCo) a third party beneficiary under the Note or this Agreement; provided, however, that promptly following such assignment or designation, the Lender must provide notice of such assignment or designation to the Borrower and the Guarantor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

8.10.        Disclosure. The Borrower authorizes the Lender to disclose to any assignee (a “Transferee”) and any prospective Transferee, any and all financial information in the Lender’s possession concerning the Borrower, the Guarantor and their respective Affiliates which has been delivered to such Lender by or on behalf of the Borrower or the Guarantor pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or the Guarantor in connection with such Lender’s credit evaluation of the Borrower, the Guarantor and their respective Affiliates prior to becoming a party to this Agreement.

8.11.        Revival and Reinstatement of Obligations. If the incurrence or payment of any principal, accrued interest or other obligations by either the Borrower or the Guarantor or the transfer to Lender of any Collateral should for any reason subsequently be declared to be void or voidable under any state or federal Law relating to creditors’ rights, including provisions of the bankruptcy Laws relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys’ fees of the Lender related thereto, the liability of the Borrower or the Guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made (including with respect to this Agreement, the Pledge Agreements and the Guarantee Agreement).

8.12.        Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which when executed by and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement. Any signature page of this

Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

8.13.        Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.14.        Integration. This Agreement, the other Loan Documents and the CUP Agreement and the other documents contemplated thereby represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower and the Lender relative to subject matter hereof not expressly set forth or referred to herein or therein.

8.15.        GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND WHOLLY PERFORMED THEREIN SHALL GOVERN THE VALIDITY, CONSTRUCTION, PERFORMANCE AND EFFECT OF THIS AGREEMENT.

8.16.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED ACTION ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.17.        Service of Process; Consent To Jurisdiction. The parties hereto hereby irrevocably submit and consent to the non-exclusive jurisdiction of any federal or state court located within Reno, Nevada over any dispute arising out of or relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties hereto irrevocably consent to the service of any process, pleading, notice or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party’s address set forth in Section 8.4 or permitted under Nevada law.

8.18.        Interpretation. The parties hereto agree that no party hereto shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against any party hereto as the drafter of the Agreement. The parties hereto acknowledge that each of them has contributed substantially and materially to the preparation hereof. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Lender:			Borrower:

OCM InvestCo, LLC			MGIM, LLC

By:	/s/ Stephen Kaplan		By:	/s/ William C. Wortman
	Name:	Stephen Kaplan	Its:	Manager
	Title:	Manager

By:	/s/ Ronald Beck
	Name:	Ronald Beck	Guarantor:
	Title:	Manager

Lender’s Office:			Millennium Gaming, Inc.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071			By:	/s/ William J. Paulos
			Its:	Manager

Other:

Cannery Casino Resorts, LLC

			By:	/s/ William J. Paulos
			Its:	Manager

SIGNATURE PAGE TO MENDENHALL B LOAN AGREEMENT